Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant  |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:

|X|  Preliminary proxy statement   |_| Confidential, for use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive proxy statement
|_|  Definitive additional materials
|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Chancellor Corporation
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

         Common Stock

(2)      Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


(4)      Proposed maximum aggregate value of transaction:


(5)      Total fee paid:


|_|      Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount Previously Paid:

(2)      Form Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:

                             CHANCELLOR CORPORATION
                               745 Atlantic Avenue
                           Boston, Massachusetts 02111


                                  July 30, 1997



To the Stockholders of
  Chancellor Corporation:

         Chancellor Corporation (the "Company") is pleased to send you the enclosed notice of the Special Meeting in Lieu of Annual Meeting of Stockholders (the "Meeting") to be held at 2:00 p.m. on Friday, August 29, 1997 at the offices of Sullivan & Worcester LLP, One Post Office Square, 23rd Floor, Boston, MA 02109.

         Ordinary annual meeting business will be transacted at the Meeting, including the election of directors and the ratification of the appointment of auditors. Three (3) other actions will be submitted to the stockholders at the
Meeting: (i) the approval of the Company's 1997 Stock Option Plan; (ii) the approval of an amendment to the Company's 1994 Directors' Stock Option Plan and
(iii) the approval of an amendment to the Company's Articles of Organization.

         Please review the Company's enclosed Proxy Statement and Annual Report on Form 10-K carefully. If you have any questions, please do not hesitate to contact me at (617) 728-8500.



                                                  Sincerely yours,




                                                  John J. Powell

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

                             CHANCELLOR CORPORATION

                   NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL

                             MEETING OF STOCKHOLDERS

                                 August 29, 1997


         A Special Meeting in Lieu of Annual Meeting of Stockholders (the "Meeting") of Chancellor Corporation (the "Company") will be held on Friday, August 29, 1997, at 2:00 p.m. at Sullivan & Worcester LLP, One Post Office Square, 23rd Floor, Boston, MA 02109 for the following purposes:

         (1) To approve the adoption of the Company's 1997 Stock Option Plan.

         (2) To approve an amendment to the Company's 1994 Directors' Stock Option Plan.

         (3) To approve an amendment to the Company's Articles of Organization authorizing a total of 75,000,000 shares of Common Stock, $.01 par value per share, and 20,000,000 shares of Preferred Stock, $.01 par value per share.

         (4) To fix the number of directors at seven for the coming year, subject to further action by the Board of Directors as provided in the By-Laws, and to elect four directors to hold office until their successors shall be elected and shall have qualified (subject to the foregoing).

         (5) To ratify the selection by the Board of Directors of Reznick Fedder & Silverman as independent auditors for the Company for the fiscal year ending December 31, 1997.

         (6) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on July 18, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting and only stockholders of record at the close of business on the date are entitled to notice of, and to vote and act at, the Meeting.

                                    BY ORDER OF THE BOARD OF
                                    DIRECTORS


                                    Debra E. Rich, Clerk

Boston, Massachusetts
July 30, 1997

                             CHANCELLOR CORPORATION
                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
                                 (617) 728-8500


                              --------------------

                                 PROXY STATEMENT
                              --------------------

                           SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS

                           to be held August 29, 1997

                                  INTRODUCTION

The Special Meeting in Lieu of Annual Meeting

         This Proxy Statement is being furnished to holders of shares of Common Stock, $.01 par value (the "Common Stock"), of Chancellor Corporation, a Massachusetts corporation ("Chancellor" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of Sullivan & Worcester LLP, One Post Office Square, 23rd Floor, Boston, MA 02109, on August 29, 1997 at 2:00 p.m., local time, and at any adjournment or adjournments thereof.

Matters to be Considered at the Meeting

         At the Meeting, Stockholders will be acting upon the following matters:
(i) approval of adoption of the 1997 Stock Option Plan, (ii) approval of amendment of the 1994 Directors' Stock Option Plan, (iii) approval of the amendment to the Articles of Organization to authorize 75,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, (iv) election of directors and (v) ratification of the appointment of auditors. See "APPROVAL OF 1997 STOCK OPTION PLAN," "AMENDMENT OF 1994 DIRECTORS' STOCK OPTION PLAN," AMENDMENT OF ARTICLES OF ORGANIZATION," "ELECTION OF DIRECTORS," and "RATIFICATION OF APPOINTMENT OF AUDITORS."

Recommendation of the Board of Directors

         The Board unanimously recommends adoption of all the matters to be submitted to the stockholders at the Meeting.

Voting of Proxies; Revocation

         All shares represented by the enclosed proxy will be voted in the manner specified therein by the stockholder. If no specification is made, the proxy will be voted FOR the matters to be acted upon and otherwise in the discretion of the proxies. Any proxy may be revoked at any time prior to the voting thereof by delivering to the Clerk of the Company a written revocation of a duly executed proxy bearing a later date or by voting in person at the Meeting. The expected date of the first mailing of this proxy statement and the enclosed proxy is July 30, 1997.

Beneficial Ownership of Securities and Voting Rights

         As of the close of business on July 18, 1997, the record date for the Meeting, there were outstanding 20,186,391 shares of Common Stock and 8,000,000 shares of Series AA Convertible Preferred Stock ("Outstanding Series AA Preferred") (the Common Stock and the Outstanding Series AA Preferred
collectively referred to as the "Stock"). Stockholders of the Company are entitled to one vote for each share of Common Stock or Outstanding Series AA Preferred held of record at the close of business on the record date. For more information about the Company's outstanding stock, see "OTHER INFORMATION -- Principal Stockholders."

Votes Required

         The affirmative vote of the holders of a majority of the shares of the Company's Stock present or represented at the Meeting is required for the adoption of the 1997 Stock Option Plan, amendment of the 1994 Director's Stock Option Plan, amendment of Articles of Organization and for the ratification of auditors. The affirmative vote of the holders of a plurality of the shares of Company's present or represented at the Meeting is required by the election of directors.

         Shares of the Company's Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter, abstentions will be treated as votes cast or shares present and represented, while votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares will not be treated as votes cast or as shares present or represented.

                                TABLE OF CONTENTS

                                                                       Page No.

Introduction..........................................................     1
Table of Contents.....................................................     2
Approval of 1997 Stock Option Plan. . . . . . . ......................     3
Amendment of 1994 Directors' Stock Option Plan........................     6
Amendment of Articles of Organization.................................     8
Election of Directors.................................................    10
Executive Compensation................................................    14
Notification of Appointment of Auditors...............................    22
Other Information.....................................................    22

                       APPROVAL OF 1997 STOCK OPTION PLAN

Introduction

         In the opinion of the Board of Directors, the future success of the Company depends, in large part, on its ability to attract, retain and motivate key officers, directors and employees and to provide value for the Company's stock. This will be particularly true in the Company's turn-around situation. Accordingly, on March 20, 1997 the Board of Directors adopted, subject to stockholder approval, the Company's 1997 Stock Option Plan (the "Plan"). A total of 2,500,000 shares will be available for grant to employees. In connection with the approval of the proposed Plan, Brian M. Adley, Chairman of the Board and majority stockholder, will contribute to the Company 500,000 shares of beneficially owned Common Stock of the Company which can be used for grant in connection with the Plan. There will not be any other authorized options available for future grant to employees, except that options which lapse unexercised may be regranted.

Description of the Plan

         The Plan covers a total of 2,500,000 shares of Common Stock. Options on the entirety may be awarded under the Plan to employees of the Company (including employees who are directors), consultants who are not employees and other affiliates of the Company as defined below. Not more than 2,500,000 shares may be issued to any individual pursuant to the exercise of options granted under the Plan, during the ten-year life of the Plan. The Plan provides for the grant of options intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), and options which are not Incentive Stock Options ("Non-Statutory Stock Options").

         Only employees of the Company or its subsidiaries (approximately 30 persons) may be granted Incentive Stock Options. Affiliates of the Company, defined as employees of the Company, members of the Company's Board of Directors, or persons associated with the Company in such other capacity or relationship as may be permitted by the Board of Directors, may be granted Non-Statutory Stock Options. Except as provided below, no person may be granted any option under the Plan who, at the time such option is granted, owns Common Stock of the Company possessing more than 10% of the combined voting power of all classes of stock of the Company.

         The Option Compensation Committee of the Board of Directors, consisting of at least two directors who are "disinterested persons" for federal securities laws purposes and "outside directors" for purposes of Section 162(m) of the Code, will administer the Plan, select the persons to whom options are granted and fix the terms of such options. In order to comply with certain rules under
Section 16(b) of the Securities Exchange Act of 1934, option grants are not subject to approval by the full Board of Directors.

         The exercise date of an option granted under the Plan will be fixed by the Committee, but may not be later than ten years from the date of grant. Options may be granted under the Plan until March 20, 2007. Options may be exercised in such installments as are fixed by the Committee.

         Options under the Plan will not be transferable by the optionee other than by will or the laws of descent and distribution, although they may be exercised during the optionee's lifetime by his/her legal representative if he/she becomes incapacitated. All options must be exercised within three months after termination of the optionee's affiliation with the Company, except that options shall remain outstanding for their entire term following termination due to death or for one year following termination due to permanent disability.

         The exercise price of Incentive Stock Options granted under the Plan must be at least equal to the fair market value of the Common Stock, as determined by the Board of Directors, on the date of grant. Non-Statutory Stock Options may be granted at exercise prices not less than 100% of the fair market value of the Common Stock on the date of the grant or less than 110% of such fair market value in the case of options granted to an employee who at the time of grant possess more than 10% of the total combined voting power of all classes of stock of the Company. The Option Compensation Committee is authorized to determine, in its discretion, the exercise price of other options, including any options that may be regranted to employees after their original grant has lapsed unexercised.

         The Plan provides for automatic adjustment to the number of shares of Common Stock issuable upon exercise of options granted under the Plan to reflect stock dividends, stock splits, reorganizations, mergers and various other transactions occurring after the date of grant. Payment for shares purchased upon exercise of an option must be made in cash or, at the Committee's discretion, by delivery of shares of Common Stock of the Company, or by a combination of such methods.

         The Company's Board of Directors may at any time amend or revise the terms of the Plan, except that no such amendment or revision may be made without the approval of the holders of a majority of the Company's outstanding capital stock, voting together as a single class, if such amendment or revision would
(a) materially increase the number of shares which may be issued under the Plan (other than changes in capitalization), (b) increase the maximum term of options, (c) decrease the minimum option price, (d) permit the granting of options to anyone not included within the Plan's eligible categories, (e) extend the term of the Plan or (f) materially increase the benefits accruing to eligible individuals under the Plan. Vestex Capital Corporation has ultimate power to determine any amendments or revisions to the Plan since it holds more than a majority of the Company's outstanding stock entitled to vote on such amendments or revisions as well as the power to designate a majority of the Company's directors.

         The Plan contains the following terms and conditions required in order to permit treatment of the options granted thereunder as "incentive stock options:" (i) all incentive stock options must be expressly designated as such at the time of grant and (ii) if any person to whom an incentive stock option is granted owns, at the time of the grant of such option, Common Stock possessing more than 10% of the combined voting power of all classes of the Company, then
(a) the purchase price per share of the Common Stock subject to such option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant and (b) the exercise period shall not exceed five years from the date of grant.

Federal Income Tax Consequences

         Options  granted  under  the  1997  Stock  Option  Plan  may be  either
"Incentive   Stock  Options,"  as  defined  in  Section  422  of  the  Code,  or
Non-Statutory Stock Options.

         Incentive Stock Options. If an option granted under the 1997 Stock Option Plan is an Incentive Stock Option, the optionee will recognize no income upon grant of the Incentive Stock Option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an Incentive Stock Option regardless of the applicability of the alternative minimum tax. The net federal income tax effect on the holder of Incentive Stock Options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise. Upon the sale or exchange of the shares at least two years after grant of the option and one year after receipt of the shares by the optionee any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

         For purposes of the "alternative minimum tax" applicable to individuals an Incentive Stock Option is treated the same as a Non-Statutory Stock Option. Thus, in the year of option exercise an optionee must generally include in his alternative minimum taxable income the difference between the exercise price and the fair market value of the stock on the date of exercise. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at a rate of 26% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

         Non-Statutory Stock Options. All other options which do not qualify as Incentive Stock Options are referred to as Non-Statutory Stock Options. An optionee will not recognize any taxable income at the time he is granted a Non-Statutory Stock Option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% stockholder of the Company, the date of taxation may be deferred unless the optionee files an election within 30 days of exercising the option with the Internal Revenue Service under
Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash, or by means of withholding shares which would otherwise be received by the optionee or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price increased by amounts recognized as ordinary income as provided above, will be treated as capital gain or loss.

         The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a Non-Statutory Stock Option.

         The foregoing is only a summary of the effect of federal income tax upon the optionee and the Company with respect to the grant and exercise of options under the Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

         Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE PROPOSED 1997 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE FOR THE PROPOSAL. THE PLAN WILL NOT BECOME EFFECTIVE UNLESS IT IS APPROVED BY THE STOCKHOLDERS AT THE MEETING.

                 AMENDMENT OF 1994 DIRECTORS' STOCK OPTION PLAN

         Introduction

         On January 20, 1995, the Company's stockholders approved the 1994 Directors' Stock Option Plan (the "Directors' Option Plan") which had previously been adopted, subject to stockholder approval, by the Board of Directors on August 12, 1994. Options to purchase a total of 565,000 shares of Common Stock may be granted under the Directors' Option Plan to directors who are not employees. The stockholders approved an Amendment to the Directors' Option Plan as set forth in the Proxy Statement for the Company's June 6, 1996 Annual Meeting for determining the number of options to be granted to each director individually (depending on the mix of such director's overall compensation between options and cash fees) and the per share exercise prices of such options. In light of the resignation of certain directors in December 1996 and the proposed elimination of cash fees to directors, the Board is proposing an amendment to the Directors' Option Plan revising the number of options available for grant in the aggregate and individually to each director.

         Proposed Amendment

         On December 30, 1996, the Company's Board of Directors adopted an amendment (the "Amendment") to the Directors' Option Plan, subject to stockholder approval at the Company's August 29, 1997 Annual Meeting. The Amendment provides for increasing the number of shares of Common Stock available for grant pursuant to the Directors' Option Plan from 565,000 shares to 2,000,000 shares. Additionally, the Amendment provides that the maximum number of shares of Common Stock which may be granted to any individual director is increased from 150,000 shares to 200,000 shares.

         Description of the Directors' Option Plan

         Options on 565,000 shares may be awarded under the Directors' Option Plan to directors who are not employees (this number will increase to 2,000,000 if the Amendment is approved). Not more than 150,000 shares may currently be issued to any individual under the Directors' Option Plan during the life of the Directors' Option Plan (this number will increase to 200,000 if the Amendment is approved). The Directors' Option Plan provides for the grant of options which are not Incentive Stock Options under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") ("Non-Statutory Stock Options"). Members of the Company's Board of Directors may be granted Non-Statutory Stock Options.

         The Option Compensation Committee of the Board of Directors, consisting of at least two directors who are "outside directors" for purposes of Section 162(m) of the Code, will administer the Director's Option Plan, select the persons to whom options are granted and fix the terms of such options.

         The exercise date of an option granted under the Directors' Option Plan will be fixed by the Committee, but may not be later than ten years from the date of grant. Options may be granted under the Directors' Option Plan through December 31, 2004. Options may be exercised in such installments as are fixed by the Committee.

         Options under the Directors' Option Plan will not be transferable by the optionee other than by will or the laws of descent and distribution, although they may be exercised during the optionee's lifetime by his legal representative if he becomes incapacitated. All options must be exercised within three months after termination of the optionee's affiliation with the Company, except that options shall remain outstanding for their entire term following termination due to death or for one year following termination due to permanent disability.

         The Directors' Option Plan provides for automatic adjustment to the number of shares of Common Stock issuable upon exercise of options granted under the Directors' Option Plan to reflect stock dividends, stock splits, reorganizations, mergers and various other transactions occurring after the date of grant. Payment for shares purchased upon exercise of an option must be made in cash or, at the Committee's discretion, by delivery of shares of Common Stock of the Company, or by a combination of such methods.

         The Company's Board of Directors may at any time amend or revise the terms of the Directors' Option Plan, except that no such amendment or revision may be made without the approval of the holders of a majority of the Company's outstanding capital stock, voting together as a single class, if such amendment or revision would (a) materially increase the number of shares which may be issued under the Directors' Option Plan (other than changes due to changes in capitalization), (b) increase the maximum term of options, (c) decrease the minimum option price, (d) permit the granting of options to anyone not included within the Plan's eligible categories, (e) extend the term of the Plan or (f) materially increase the benefits accruing to eligible individuals under the Plan.

         Federal Income Tax Consequences

         Non-Statutory options granted under the 1994 Stock Option Plan will not qualify as "Incentive Stock Options," as defined in Section 422 of the Code.

         An optionee will not recognize any taxable income at the time he is granted a Non-Statutory Option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or when the optionee is an officer, director or 10% stockholder of the Company, the date of taxation may be deferred unless the optionee files an election within 30 days of exercising the option with the Internal Revenue Service under
Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by the payment in case, or by means of withholding shares which would otherwise be received by the optionee or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price increased by amounts recognized as ordinary income as provided above, will be treated as capital gain or loss.

         The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a Non-Statutory Option.

         The foregoing is only a summary of the effect of federal income tax upon the optionee and the Company with respect to the grant and exercise of options under the Directors' Option Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

         Recommendation of the Board of Directors

         THE  COMPANY'S   BOARD  OF  DIRECTORS   UNANIMOUSLY   RECOMMENDS   THAT
STOCKHOLDERS VOTE FOR THE AMENDMENT.

                      AMENDMENT OF ARTICLES OF ORGANIZATION

         The Board of Directors has resolved to recommend to the stockholders that the Company amend the Company's Articles of Organization to increase the number of authorized shares of Common Stock from 30,000,000 to 75,000,000 shares and of Preferred Stock from 10,000,000 to 20,000,000 shares. Shares of the Company's Common Stock and Preferred Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

         If this proposal is approved and after giving effect to shares reserved for issuance under the Company's stock plans, and shares reserved for issuance upon the exercise of outstanding warrants, options and other commitments, the Board of Directors will have the authority to issue approximately an additional 62,899 (as of July 30, 1997) shares of Common Stock (assuming the outstanding Series AA Preferred are not converted) and 2,000,000 shares of Preferred Stock without further stockholder approval. The Board of Directors of the Company believes that the increase in the number of authorized shares of Common Stock and Preferred Stock is in the best interests of the Company and its stockholders. The Board of Directors believes that the authorized Common Stock and Preferred Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors to be necessary or desirable. These purposes may include facilitating broader ownership of the Company's Common Stock and Preferred Stock by effecting a stock split or issuing a stock dividend, raising capital or acquiring technology rights through the sale of stock, or attracting or retaining valuable employees by the issuance of stock options, although the Company at present has no commitments, agreements or undertakings obligating the Company to issue any such additional shares. The Board of Directors, however, considers the authorization of additional shares of Common Stock and Preferred Stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

         Under the Massachusetts Business Corporation Law, the Board of Directors generally may issue authorized but unissued shares of Common Stock and Preferred Stock without further stockholder approval. The Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of Common Stock and Preferred Stock, unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which the Company's securities may then be listed, or the Charter or By-Laws of the Company then in effect. Frequently, opportunities arise that require prompt action, and the Company believes that delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders.

         The Board of Directors believes that the increase in the number of authorized shares of undesignated Common Stock and Preferred Stock is in the best interests of the Company and its stockholders, since the complexity of modern business financing requires greater flexibility in the Company's capital structure than now exists. The additional Common Stock and Preferred Stock to be authorized would be available for issuance from time to time for any proper corporate purpose, including public or private sale for cash as a means of obtaining capital for the use in the Company's business or for the acquisition by the Company of other businesses or assets. The Board of Directors believes that having additional shares of Common Stock and Preferred Stock will provide the flexibility and facility for finding financing sources quickly consummating any such transaction. Additionally, from time to time, the Company is involved in various discussions with other companies relating to the acquisition of complementary products or services, or other forms of business combinations involving the Company. However, the Company has no present commitments or agreements relating to any potential acquisitions or financing. The Board of Directors, however, consider the authorization of such additional shares advisable to ensure prompt availability of shares for issuance should the occasion arise.

         The additional shares of Common Stock and Preferred Stock authorized for issuance pursuant to this proposal will have the rights and privileges which the presently outstanding shares of Common Stock and Preferred Stock possess under the Company's Charter. The increase in authorized shares would not affect the terms or rights of holders of existing shares of Common Stock and Preferred Stock. The rights of the holders of Common Stock and Preferred Stock, however, are subordinate to the rights of the holders of the Preferred Stock in certain instances. All outstanding shares of Common Stock and Preferred Stock would continue to have one vote per share on all matters to be voted on by the stockholders, including the election of directors.

         The issuance of any additional shares of Common Stock and Preferred Stock by the Company may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and may reduce the percentage ownership of Common Stock and Preferred Stock of existing stockholders. The Company expects, however, to receive consideration for any additional shares of Common Stock and Preferred Stock issued, thereby reducing or eliminating the economic effect to each stockholder of such dilution.

         The authorized but unissued shares of Common Stock and Preferred Stock could be used to make more difficult a change in control of the Company. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of the Company and its stockholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock and Preferred Stock, to acquire control of the Company, since the issuance of new shares could be used to dilute the stock ownership of the acquirer. Neither the Charter nor By-Laws of the Company now contain any provisions that are generally considered to have an anti-takeover effect, and the Board of Directors does not now plan to propose any anti-takeover measures in future proxy solicitations. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board of Directors has no current intention to use the additional shares of Common Stock and Preferred Stock to impede a takeover attempt.

         Approval of the amendment to increase the number of authorized shares of Common Stock and Preferred Stock will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company represented in person or by proxy and entitled to vote at the Meeting. Abstentions will have the same effect as a vote against the proposal; broker non-votes will have no outcome on the vote.

         Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 TO 75,000,000 SHARES AND PREFERRED STOCK FROM 10,000,000 TO 20,000,000 SHARES.

                              ELECTION OF DIRECTORS

Introduction

         At the Meeting, the stockholders will be asked to set the number of directors at seven for the ensuing year. The directors are classified into three classes of directors, each class ordinarily to serve for a three-year term. Class I will consist of three members to serve until the Annual Meeting of Stockholders to be held in 2000; Class II will consist of two members to serve until the Annual Meeting of Stockholders to be held in 1999; and Class III will consist of two members to serve until the Annual Meeting of Stockholders to be held in 1998. The stockholders will be asked to elect Brian M. Adley and Ernest Rolls Class I directors for three-year terms, to serve in such capacity until the 2000 Annual Meeting and until their successors are duly elected and qualified and Michael

Marchese and Rudolph Peselman Class II directors for two-year terms, to serve in such capacity until the 1999 Annual Meeting and until their successors are duly elected and qualified. Currently, there are no Class III directors and the stockholders will not be asked to elect any Class III directors. Under the Bylaws of the Company, however, the existing members of the Board may fill any vacancies on the Board.

         It is the intention of the persons named in the enclosed proxy to vote to elect the four nominees named above, all of whom are incumbent directors and all of whom have consented to serve if elected. If some unexpected occurrence should make necessary, in the discretion of the Board of Directors, the substitution of some other person for any of the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board of Directors.

Nominees, Directors and Executive Officers

         The directors and executive officers of the Company are as follows:

Name                 Age    Position(s) Held

John J. Powell       55       President, Chief Executive Officer and Treasurer
Brian M. Adley*      34       Director; Chairman of the Board
Ernest Rolls*        72       Director; Vice Chairman of the Board
Rudolph Peselman*    52       Director
Michael Marchese*    49       Director


*Nominee for re-election as a director.

         There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer.

Business Experience of Executive Officers and Directors

         Mr. Powell joined the Company in December, 1996 as President and Chief Executive Officer. Prior to joining the Company, Mr. Powell was the President and Founder of EBEC Financial Corporation, a privately held equipment leasing firm specializing in medium to large lease financial transactions. From 1971-1980 Mr. Powell was with ITEL Corporation (NYSE) where he became the president of the Computer Finance Division. This division of ITEL originated over $300 million of lease finances annually and Mr. Powell managed a sales and support staff of 150 people responsible for origination, municipal finance and portfolio management and remarketing. Mr. Powell began his business career in 1967 with the IBM Corporation serving in various marketing positions for the Data Processing Division.

         Mr. Adley has been Chairman and Chief Executive Officer of Vestex Corporation, a private financial services firm, since its inception in 1994. Mr. Adley was elected a director of the Company on July 25, 1995 and was elected Chairman of the Board of Directors in December, 1996.

Mr. Adley previously served as Treasurer, Chief Financial Officer and a director of Sanborn, Inc., a publicly held company involved in the manufacturing of environmental separation systems recycling oils and coolants, from 1990 through 1993, having previously been acting Chief Financial Officer of that company since 1989. Sanborn filed for protection from creditors under U.S. bankruptcy laws in January 1994. From 1985 to 1989, Mr. Adley was a Senior Consultant at Price Waterhouse. Mr. Adley has several undergraduate degrees in accountancy and management, a Masters of Business Administration and a Juris Doctorate.

         Mr. Rolls was elected a director in December 1996. Since 1973 he has been President and Director of Asset Funding Group, Inc., a company that invests and directs joint ventures with national corporations. From 1960 to 1973, Mr. Rolls was President of Diamond Lighting and was Founder and Chairman of the Board of Wright Airlines from 1966 to 1968.

         Mr. Peselman was elected a director in December 1996. He has been President and Director of Kent International, an international business development and consulting company since 1989. Mr. Peselman was Vice President of Eric Management, a real estate development and management company, from 1976 to 1989 and had served as a director of Engineering Firm, a firm which managed technical reconstruction of a furniture manufacturing facility in the Ukraine, from 1970 to 1988. Mr. Peselman was also a nominee for the Ernst & Young 1992 Entrepreneur of the Year Award.

         Mr. Marchese was elected a director in December 1996. He has extensive domestic and international leasing and bank experience. In 1996, he founded and is the President of Long River Capital; from 1993 to 1996 he was the Principal for the consulting firm of Marchese & Company; from 1979 to 1993 he was with SNET Credit, Inc. in a variety of analyst and management positions; and prior to 1979 he served in a variety of staff and management positions with various trust, leasing and bank companies. Mr. Marchese has an undergraduate degree from Providence College.

Certain Transactions

         The above-named nominees have indicated that neither they nor any of their respective affiliates has any relationship with the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934 except for the transactions referred to under "Compensation Committee Interlocks and Insider Participation".

Committees; Attendance

         The Audit Committee of the Board was formed in 1983 and is currently composed of Messrs. Adley, Rolls and Marchese. Mr. Rolls is Chairman of the Audit Committee. The functions of the Audit Committee include recommending to the Board of Directors the appointment of the independent auditors, reviewing the independence of the auditors, meeting with the auditors to review the scope and result of the annual audit, reviewing the Company's accounting procedures, internal controls, and proposed changes in financial and accounting standards and principles, and reviewing the scope of other services provided by the auditors.

         Messrs. Adley, Marchese and Peselman are the current members of the Company's Resource and Compensation Committee. Mr. Peselman is Chairman of the Resource and Compensation Committee. The Resource and Compensation Committee was formed in 1983. Its functions include reviewing the total compensation paid to the Company's directors and officers and the granting of stock options. Since March 24, 1992, a special Option Compensation Committee, consisting of at least two directors who are "disinterested persons" for Federal securities law purposes, has administered stock option plans in connection with the granting of stock options to persons who are executive officers. Messrs. Adley, Marchese and Peselman currently comprise the Option Compensation Committee.

         The Mergers and Acquisitions Committee was formed in February 1996 and is currently composed of Messrs. Adley, Rolls, and Peselman. Mr. Adley is Chairman of this committee.

         The Investment Committee was formed in December 1996 and is currently composed of Messrs. Adley, Marchese and Peselman. Mr. Marchese is Chairman of the Investment Committee. The functions of this committee are to review investment vehicles which will maximize returns on excess cash and ensure that current policies and procedures surrounding investment decisions are adhered to.

         The Transaction Review Committee was formed in December 1996 and is currently composed of Messrs. Powell, Marchese and Peselman. Mr. Marchese is Chairman of the Transaction Review Committee. The functions of this committee are to review transactions over certain dollar amounts that could be deemed financially constraining on the Company or potential credit-risks.

         Attendance. During the year ended December 31, 1996, the Board of Directors held 20 meetings, the Audit Committee had 5 meetings and the Special Committee (which Committee has since been discontinued) had 1 meeting. Each director attended more than 75% of the meetings of the Board and of the committees of which he was a member.

Directors' Compensation and Indemnification

         Directors' fees in the aggregate amount of $18,750 were paid to or accrued for the old directors with respect to services rendered during the year ended December 31, 1996, excluding $4,250 of directors' fees accrued with respect to prior fiscal periods that were paid during the year ended December 31, 1996. Directors no longer receive any cash fees with respect to services rendered. The only compensation that directors of the Company currently receive is the grant of stock options pursuant to the Company's 1994 Director's Stock Option Plan. Under that plan, as amended, non-employee directors elected prior to December 31, 2004 may be granted options at the discretion of the Option Compensation Committee subject to the availability of an adequate number of shares of Common Stock reserved for issuance under the Plan. There are currently 235,500 shares of Common Stock available for issuance (this number will increase to 1,670,500 shares if the Directors' Option Plan amendment is approved).

                             EXECUTIVE COMPENSATION

         The annual and long-term remuneration paid to or accrued for the Chief Executive Officer and each of the other five most highly compensated executive officers of the Company for services rendered during the year ended December 31, 1996, and the annual and long-term remuneration paid to or accrued for the benefit of the same individuals, for services as executive officers of the Company during the years ended December 31, 1995 and 1994, was as follows:

                                            SUMMARY COMPENSATION TABLE

                                                                          Long-Term
                                                                         Compensation
                                                                            Awards
                                                                          Securities
                                         Annual Compensation              Underlying       All Other
Name and Principal                             Salary      Bonus(1)        Options        Compensation
   Position                           Year        $           $             (#)                ($)
------------------                    ----     ------      --------      ------------     -------------
John J. Powell (2) (10)               1996      15,000            -              -        500   (3)
 Chief Executive Officer              1995           -            -              -        -
                                      1994           -            -              -        -

Stephen G. Morison (4) (10)           1996     423,275            -              -        1,100 (5)
 Chief Executive Officer              1995     225,000       32,250        435,500        1,036 (-) (5)
                                      1994     225,000       14,900              -        1,419 (3) (5)


Michael DeSantis, Jr. (6)             1996     174,772       30,744              -        1,165 (3) (5)
 Senior Vice President (10)           1995     130,000       43,389        175,000        1,108 (3) (5)
                                      1994     130,000       44,209              -        1,042 (3) (5)

William J. Guthlein (7) (10)          1996     134,152            -              -        1,155 (3) (5)
 Vice President                       1995     125,660        9,300        110,000        1,076 (3) (5)
                                      1994     125,660        7,540              -        996   (3) (5)

David W. Parr (8) (10)                1996      99,300               -           -        1,108 (3) (5)
 Vice President                       1995     111,300        9,350        110,000        1,262 (3) (5)
                                      1994     111,300        6,678              -        1,198 (3) (5)

Gregory S. Harper (6)                 1996     132,287       14,173              -        1,133(3)(5)
 Vice President (10)                  1995      90,000       24,490        110,000        1,053(3)(5)
                                      1994      90,000       10,385              -          965(3)(5)

Kevin Kristick (9)                    1996     173,889       32,111              -          500(3)
 Vice President (10)                  1995      86,154       93,758         15,000          500(3)
                                      1994      36,615       29,605              *          500(3)

------------------------

(1)      Includes commissions paid under the Company's incentive program for sales personnel.

(2)      Employment commenced November 22, 1996.

(3)      Includes $500 paid by the Company during the fiscal year with respect to the Company's 401-K plan.


                                                                -14-




(4)      Employee resigned effective December 3, 1996.

(5)      Except as  otherwise  indicated  for those  individuals  covered by note (3),  this amount is the dollar value of insurance premiums  paid by the  Company  during the fiscal  year with  respect to term life  insurance  for the benefit of the named executive officer. This amount excludes amounts paid by the Company with respect to group life policies.

(6)      Employment contract expired January 24, 1997 and not renewed.

(7)      Employment terminated January 10, 1997.

(8)      Employee resigned September 13, 1996.

(9)      Employment contract expired December 31, 1996 and not renewed.

(10)     Represents the amount paid as salary in 1996 as reflected on the individual's  1996 W-2 statement filed with the Department of the Treasury-IRS.

         In January 1995, the shareholders, at a special meeting, approved the adoption of an 18 month severance policy for key employees. The Company's prior management and the previous board further extended this policy to January 1, 1997.

     Effective January 1, 1997, the Company's severance benefit policy covering the Company's executive officers and other employees was terminated. Employment agreements between the Company and Messrs. Morison, DeSantis and Harper which were entered into in connection with the July 1995 Vestex transaction expired on January 24, 1997 and none of the agreements were renewed.

                        OPTION GRANTS IN LAST FISCAL YEAR

Table not included because no options were granted during 1996.


      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-OPTION VALUES


                                                   Number                       Value of
                                                Of Securities                 Unexercised
                                              Underlying Unex-                in-the-Money
                          Shares              Exercised Options                 Options
                         Acquired               At FY-End (1)                At FY-End ($)
                       on       Value         Exer-       Unexer-        Exer-          Unexer-
       Name            (#)       ($)         cisable      cisable       cisable         cisable
       ----            ---       ---         -------      -------       -------         -------

John J.
   Powell               0         0           -              -             -               -

Stephen G.
   Morison              0         0           435,500        -             -               -

Michael
   DeSantis, Jr.        0         0           175,000        -             -               -

William J.
   Guthlein             0         0            55,319      54,681          -               -

David W.
   Parr                 0         0                 -        -             -               -

Gregory S.
   Harper               0         0           110,000        -             -               -

Kevin
   Kristick             0         0             7,543        -             -               -

---------------

         (1) Adjusted to reflect the inclusion of a dividend declared on December 17, 1994 on the Company's outstanding Common Stock payable on shares held of record on January 6, 1995 in the form of shares of such Common Stock at the rate of 0.475 new shares for each outstanding share.

Compensation Committee Interlocks and Insider Participation

         None  of  the  members  of  the  Company's  Resource  and  Compensation
Committee (which at the time of certain of its 1996 deliberations consisted of Messrs. Dayton, Adley and Killilea, and at the time of its report contained herein consists of Messrs. Adley, Marchese and Peselman) has ever been an officer or employee of the Company or any of its subsidiaries or has any relationship with the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended except as described in this paragraph. In April 1996, the Company issued all 5,000,000 shares of outstanding Series AA Preferred to Vestex

Capital Corporation ("Vestex") for $1,350,000 in cash (less reimbursement of $312,500 of due diligence and other transactional costs by the Company). In connection with the 1995 Common Stock Transactions, the Company and Vestex entered into a consulting agreement which provides for the payment of fees to Vestex under certain circumstances in exchange for Vestex's assistance in analyzing the Company's financial alternatives and in structuring and negotiating certain equity or debt transactions. Under the agreement, if the Company raises at least $2.5 million of debt or equity capital prior to July 25, 1997, Vestex will receive a fee equal to 1.5% of new debt capital raised (inclusive of any third-party brokerage or similar fees) and 7.5% of new equity capital raised (which shall be reduced to 2.5% if any third-party brokerage or similar fees are payable in connection with the transaction). In December 1996, the Board of Directors approved an increase in fees payable to Vestex to 3% of new debt capital raised by Vestex. This rate had been previously approved by the stockholders in January 1995 and was subsequently reduced by mutual agreement of the Company and Vestex. In 1995, the Company paid Vestex $5,000 under a provision of the agreement which was deleted from the agreement pursuant to an April 1996 amendment. In December 1996, Vestex provided to the Company a $500,000 loan for one year at 2% above prime rate. In February 1997, Vestex provided to the Company a $140,000 loan for one year at 2% above prime rate. In March 1997, Vestex provided to the Company loans of $110,000 one year at 2% above prime rate. No executive officer of the Company has served as a director or member of the Resource and Compensation Committee (or other committee serving an equivalent function) or any other entity any of whose executive officers served as a director of the Company or member of the Company's Resource and Compensation Committee.

Report of the Resource and Compensation Committee

     The  Committee  and  the  Company's   Process  for  Determining   Executive
Compensation is as follows:

     At the date of this report, the Company's Resource and Compensation Committee (the "Committee") consists of three directors (Messrs. Adley, Marchese and Peselman) who are not officers or employees of the Company. The Committee met in December 1996 to review the Company's overall compensation structure, assess the performance of key executives, and determine year-end bonuses and 1997 salary adjustments. For the first time in approximately 9 years, the Committee declined approval of any merit bonuses as a result of consistent poor operating performance. All of the Committee's recommendations were subsequently adopted by the Board of Directors.

     The Committee solicits the views of the Company's CEO, Mr. Powell, in regard to the performance of other executive officers and their compensation but Mr. Powell takes no part in the Committee's deliberations or decisions.

     The Company's Option Compensation Committee consists of Messrs. Adley, Marchese and Peselman. Messrs. Adley, Marchese and Peselman and their successors are eligible to receive stock option awards only as provided in the formulas approved by the stockholders in January 1995 and as such formulas may be amended with stockholder approval at the Meeting or thereafter. This committee met in December 1996 to decide upon the option grants that would be made after the requisite stockholder approval was obtained. In accordance with applicable regulations under the

Securities Exchange Act of 1934, as amended, the Option Compensation Committee's awards are not subject to review by the Board of Directors.


     The Company's Executive Officers and Their Mission. As a result of the financial difficulties experienced by the Company through 1996, the Company's recently appointed executives have been charged by the Board with the task of stabilizing the Company in a difficult economic environment. This has included supervising the downsizing of the Company's assets and personnel, improving its operations, negotiating appropriate agreements with the Company's lender group, participating in the Company's search for additional equity capital and generally preserving or augmenting shareholder values. In connection with these efforts, members of the former management were terminated, resigned, or employment contracts expired without renewal. Mr. Powell was appointed CEO and President in December 1996.

     Compensation Elements and Executive Incentives. The executive officers' overall compensation package is designed both (1) to reflect the Committee's assessment of the officers' efforts to date to carry out the stated policy of stabilizing the Company, and (2) to offer incentives to the officers to succeed in maximizing shareholder value. This involved a combination of base salary (reviewed and adjusted annually), year-end cash bonuses, and, at times, stock options. The executive officer's original base salaries were negotiated at arm's length when each officer joined the Company. The Committee believes the executive officers' current total compensation to be generally within the middle range of salaries prevailing within the industry according to the most recent wage and compensation survey published by the Equipment Leasing Association of America. While it is the Committee's general policy to maintain the Company's position within this middle range, unusually good or bad performance by officers could lead the Committee in its discretion on an annual basis in light of the Committee's assessment of the officers' efforts as well as other factors. Stock options and stock awards offer a longer-term incentive and are granted as described below. As optionholders and stockholders, the Company's executive officers have a personal financial interest in maximizing shareholder values. This tends to align management's interests with those of other shareholders, which the Committee believes is particularly important in a financial turn-around situation such as the Company's.

     Criteria for Making Compensation Decisions. The Committee bases its annual compensation decisions on a number of factors. These include the Committee's assessment of the quantity and quality of each executive officer's efforts towards achieving the Company's mission of stabilizing its financial situation and preserving shareholder value; the Company's overall performance in that regard; and general economic trends, such as the current low rate of inflation. These factors are not assigned by any pre-determined weightings, and the Committee is free to use its discretion in each year in assessing such factors. As a result of the restructuring efforts, there were no salary increases in 1996.

     CEO Compensation. As CEO and President, Mr. Powell has overall authority over all areas of the Company's operations, unlike the other executive officers, who are primarily responsible for specific line or staff functions. As a result, the Committee accords greater weight in Mr. Powell's case to the Company's overall achievement of its mission including its overall financial results.

     The Committee does not base Mr. Powell's bonus on the attainment of predetermined financial results or other quantitative benchmarks, but on its assessment of year-end results in light of year-end economic conditions, and such other important factors including its assessment of Mr. Powell's judgment, initiative and ability to manage and inspire and to negotiate and close transactions. That the Company has survived, transformed its operations and achieved considerable efficiency in difficult times is, the Committee believes, largely a result of the restructuring of the Company and the Company-wide rededication of efforts that Mr. Powell has led.

     Stock Option Awards, Stock Awards and Employee Stock Purchase Plan. The Option Compensation Committee has discretion as to when to award options or stock, which executives to include in the awards, and how many options or shares of stock to award.

     As part of the original terms of the original Recapitalization Agreement, Vestex insisted that substantially all outstanding employee stock options (most of which had exercise prices of $1.25 per share) be canceled and new options granted under a new stock option plan (the "1994 Stock Option Plan"). After negotiations between Vestex and Chancellor, it was agreed that a total of 1,207,000 options would be made available to employees under the 1994 Stock Option Plan. It was also agreed that all 1,207,000 options would be granted to employees by the Option Compensation Committee, at exercise prices which approximated the current trading price range of the Company's Common Stock at the time of the grant, after the 1994 Stock Option Plan was approved by the Stockholders in January 1995, with no remaining options to be reserved for future grants to employees except to the extent that some of the 1,207,000 options may subsequently lapse unexercised.

     At the suggestion of Vestex, the Committee also considered in 1994 the benefits of an employee stock purchase plan (the "1994 Employee Stock Purchase Plan") that would entitle all employees of the Company to purchase Common Stock at a discount from prevailing trading prices. The 1994 Employee Stock Purchase Plan permits participation on the part of all employees, not merely key executives, and was approved by stockholders in January 1995, although no options to purchase Common Stock under the 1994 Employee Stock Purchase Plan have to date been granted.

     Later in 1995, at Vestex's suggestion, the Committee considered the benefits of awarding to employees, as a further equity incentive, instead of transferring to Vestex, 1,023,739 of the 3,870,315 shares formerly held by Bruncor. The Committee approved these awards in July 1995.

     In connection with the Company's restructuring plan, a 1997 Stock Option Plan has been proposed and was approved by the Board of the Company on March 20, 1997. The 1997 Stock Option Plan provides for the additional authorization of 2,500,000 shares of the Company's Common Stock and is subject to approval by the stockholders at the Meeting.

     Other Compensation Elements. The Company has chosen to make provisions for its employees' retirements through a voluntary contributory 401(k) plan, in which employees decide individually whether and how much of their compensation to invest in a variety of professionally managed tax-deferred investment portfolios selected by the plan trustees. The Company matches each employee's contributions up to a maximum of $500 per year for each individual. The Committee believes that such a voluntary employee savings plan addresses the varying needs of its employees better than a mandatory company-funded plan or a plan whose future benefits are determined in advance rather than determined by investment performance.

     The Company's former severance policy was developed primarily to provide Company employees with a measure of financial benefits in the event they were displaced by the industry-wide down-sizing trend in which the Company has been a participant. In the case of executive officers, the Committee believes that the severance policy also made it possible for the Company to attract and hire qualified personnel on a termination-at-will basis. The ability to make immediate personnel changes (including changes in executives) was important to the Company, in the Committee's estimation, in order to address the challenges that confront the Company's operations. After discussions with Vestex, the Committee concluded that it was appropriate to eliminate the Company's severance benefits, effective for terminations occurring on or after January 1, 1997. It was pointed out that, when coupled with the adoption of the 1994 Stock Option Plan, the 1994 Employee Stock Purchase Plan and the 1995 stock awards, the elimination of the severance policy would lessen the "downside" protection of employees at a time when their "upside" equity incentives were being increased in a company which was about to experience a substantial capital infusion.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. This new limitation is unlikely to affect the Company because none of its executive officers currently receives cash compensation over $300,000 and none holds or expects to receive stock options except options which meet the requirements of
Section 162(m). The Company's 1997 Stock Option Plan and 1994 Stock Option Plan are intended to comply generally with Section 162(m), but there can be no assurance that every future option grant under such plans will have no potential for disallowance of deductibility inasmuch as the Plan grants the Committee discretion to make grants with exercise prices that are less than fair market value.

                                                Respectfully Submitted



                                                Brian M. Adley
                                                Michael Marchese
                                                Rudolph Peselman

                            Stock Performance Graph

         The chart which appears below sets forth the percentage change, on an annual basis, in the cumulative total return on the Company's Common Stock since December 31, 1991 (the last trading day of 1991) through December 31, 1996 (the last trading day of 1996). For comparative purposes, changes in the cumulative total return on three indices of publicly traded stocks (the "Indices") are also set forth on the chart. The CRSP Total Return Index for the NASDAQ National Market (U.S. Companies) reflects the total return of approximately 4,000 stocks in all industries which are traded on the NASDAQ National Market ("NNM"). The Company's Common Stock is traded on the Electronic Bulletin Board at present. Stocks on the Electronic Bulletin Board have lower average capitalization than stocks on the NNM. The other two Indices are described in note (1) below.

         The chart begins with an equal base value of $100 for the Company's stock and for each of the Indices on December 31, 1991, and reflects year-end trading prices and dividends paid. The chart assumes full reinvestment of dividends. Information about the Indices has been obtained from sources believed to be reliable, but neither the accuracy nor the completeness of such information is guaranteed by the Company.


Comparison of Five Year Cumulative Total Return* Among Chancellor Corporation, CRSP Total Return Index for the NASDAQ National Market (U.S. Companies), NASDAQ Financial Stocks and NASDAQ Trucking & Transportation Stocks**(1)

                            Assumes $100 invested on December 31, 1991 in each of the listed indices.
                            Total Return Assumes Reinvestment of Dividends **Fiscal Year Ending December 31

(graph with legend)




------------------------

(1) Chancellor's business has similarities with both the non-bank finance industry and the trucking and transportation industry. As a leasing company with a portfolio of leased assets and an underwriting and syndication function, Chancellor is comparable with other finance companies. Chancellor's performance is also substantially influenced by the trucking and transportation industry since the Company's primary focus is leasing transportation equipment. Strong demand for trucking and transportation equipment will increase the Company's opportunities for new business syndication. Furthermore, strong demand for new vehicles will tend to bolster used equipment prices which improves the Company's revenues for off lease equipment. Consequently, both a Finance Company index and a Trucking and Transportation index are provided for comparison purposes.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         It is proposed that the stockholders ratify the selection by the Board of Directors of Reznick Fedder & Silverman as independent auditors for the Company for the fiscal year ending December

31, 1997. Reznick Fedder & Silverman has served as independent auditors of the Company since February 18, 1997. Although the Company is not required to submit the selection of auditors for ratification by the stockholders, the Board believes that it is sound policy and in the best interest of the Company to do so. If a majority of the votes are cast against ratification of the appointment of Reznick, Fedder & Silverman, the Directors will consider the vote and the reasons for the vote in future decisions on the selection of auditors.

         A representative of Reznick Fedder & Silverman is expected to be present at the meeting, with the opportunity to make a statement if he or she desires, and is expected to be available to respond to appropriate questions from stockholders.

                                OTHER INFORMATION

Proxy Solicitation

         All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the officers and regular employees of the Company may solicit proxies personally or by telephone.

Other Business

         The Board of Directors knows of no other matter to be presented at the meeting. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Principal Stockholders

         As of the close of business on July 18, 1997, the record date for the meeting, there were 20,186,391 shares of Common Stock outstanding and 8,000,000 shares of Series AA Convertible Preferred Stock outstanding. Stockholders of the Company are entitled to one vote for each share held of record at the close of business on the record date.

         The number of shares of Common Stock beneficially owned by the persons or entities known by management to be the beneficial owners of more than 5% of the outstanding shares, the number of shares beneficially owned by each director, each nominee for election or re-election as a director and each executive officer, the number of shares beneficially owned by all directors and officers as a group, as of the record date, as "beneficial ownership" has been defined under rules promulgated by the Securities and Exchange Commission, and the actual sole or shared voting power of such persons, as of the record date, are set forth in the following table.


          Name and                 Common Stock           Percentage
         Address of                Beneficially           of Shares                  Voting Power (1)
      Beneficial Owner                 Owned             Outstanding             Shares             Percentage
     -----------------            -------------          -----------        ---------------       -------------

Vestex Capital
   Corporation (2) (10)         24,650,000 (3)              87.5            24,650,000 (3)            87.5


Brian M. Adley (2)              24,725,000 (3) (4) (5)      87.7            24,650,000 (3) (4)        87.5

John J. Powell (6)                       0                   *                       0                  *

Rudolph Peselman (7)                37,500 (5)               *                       0                  *


Michael Marchese (8)                37,500 (5)               *                       0                  *


Ernest Rolls (9) (10)               37,500 (5)               *                       0                  *


Directors and
   Executive Officers as
   a Group (5 persons)          24,837,500 (3)(4)(5)       88.1             24,650,000 (3) (4)        87.5
---------------

*Less than one percent (1.0%)

(1)      Number of votes of which each person is entitled to cast  expressed as a number and as a percentage  of all votes which all stockholders are entitled to cast at the Meeting; assumes no exercise of stock options.

(2)      This stockholder's address is 12 Waltham Street, Lexington, MA 02173.

(3)      Assumes conversion of 8,000,000 shares of Outstanding Series AA Preferred into a like number of shares of Common Stock.

(4)      Includes all shares owned by Vestex Capital Corporation reported above. Mr. Adley has sole or shared voting power as to all such shares.

(5)      Includes 75,000, 37,500, 37,500 and 37,500 shares which Mr. Adley, Mr. Peselman, Mr. Marchese, and Mr. Rolls, respectively, are entitled to acquire through the exercise of outstanding stock options prior to December 1997.

(6)      This person maintains a business address c/o the Company.

                                                       -23-





(7)      This person maintains an address at 745 Atlantic Avenue, Boston, MA  02111

(8)      This person maintains an address at 745 Atlantic Avenue, Boston, MA  02111

(9)      This person maintains an address at 5760 NW 22nd Avenue, Boca Raton, FL 33496.

(10)     Approximately  3,500,000  shares are subject to an agreement  pursuant to which the shares may be  transferred to a company controlled by Ernest L. Rolls, Vice Chairman of the Company.

Certain Exchange Act Reporting Matters

         Vestex Corporation filed a Form 4 on August 19, 1996 disclosing an inter-company transfer of 1,600,000 shares of the Company's common stock. Vestex Capital Corporation filed a Form 3 on August 19, 1996 disclosing the acquisition of 1,600,000 shares of the Company's common stock and 5,000,000 shares of the Company's Series AA Convertible Preferred Stock. Brian M. Adley filed a Form 4 on August 19, 1996 disclosing that he is the controlling stockholder of Vestex Capital Corporation, the direct beneficial owner of 1,600,000 shares of the Company's common stock and 5,000,000 shares of the Company's Series AA Convertible Preferred Stock. John J. Powell filed a Form 3 that he had become an executive officer of the Company on November 22, 1996. Rudolph Peselman and Michael Marchese each filed a Form 3 on May 22, 1997 disclosing that they are directors of the Company.

Deadline for Submission of Stockholder Proposals

         Stockholders may present proposals for inclusion in the 1998 Proxy Statement provided that such proposals are received by the Clerk of the Company no later than January 30, 1998 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

Additional Information; Incorporation by Reference

         Accompanying this Proxy Statement is a copy of the Company's Annual Report on Form 10- K for the year ended December 31, 1996. The Annual Report on Form 10-K constitutes the Company's Annual Report to its Stockholders for purposes of Rule 14a-3 under the Securities Exchange Act of 1934.

         The following sections of the Company's Annual Report on Form 10-K are hereby specifically incorporated by reference into this Proxy Statement: Item 5, Market for the Company's Common Equity and Related Stockholders' Matters; Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations; and Item 14, Financial Statements.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549 at the following regional offices of the Commission:
500 West Madison, 14th Floor, Chicago, Illinois

60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained upon payment of the Commission's customary charges by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

         Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact John J. Powell of the Company at (617) 728-8500.

                                      -25-